UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015 (January 6, 2015)

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CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 6, 2015, the employment of Edward F. Lonergan, President and Chief Executive Officer of Chiquita Brands International, Inc. (“Chiquita”) terminated pursuant to a qualifying termination under his employment agreement. Effective January 9, 2015, the employment of Rick P. Frier, Executive Vice President and Chief Financial Officer and Kevin R. Holland, Executive Vice President and Chief People Officer, terminated pursuant to resignation for good reason under their change in control severance agreements. In connection with the terminations, each former executive entered into a severance agreement that: (1) confirmed the benefits paid or to be paid by Chiquita, after execution of a general release, pursuant to his employment agreement in the case of Mr. Lonergan and pursuant to change in control severance agreements in the case of Messrs. Frier and Holland; and (2) acknowledged and reaffirmed the existing confidentiality, noncompetition and non-solicitation covenants of the former executives.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year

Item 5.03 and Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on January 6, 2015, are amended solely to correct a typographical error in Chiquita’s Amended and Restated Certificate of Incorporation with respect to Chiquita’s total authorized share capital.  The corrected Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this report and is incorporated by reference herein, to correctly state that the total authorized share capital of Chiquita shall be fifty million (50,000,000) Common Shares, par value $0.01 per share.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Chiquita

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015
CHIQUITA BRANDS INTERNATIONAL, INC

	By:	/s/ Brian W. Kocher
Brian W. Kocher
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Chiquita